UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
BARR PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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BARR PHARMACEUTICALS, INC.
400 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
(201) 930-3300
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
      The Annual Meeting of Stockholders of Barr Pharmaceuticals, Inc. (the “Company”) will be held on November 3, 2005, at 10:00 a.m. local time, at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to elect nine directors to serve for the coming year and until their successors are named and qualified;

2. to approve an increase in the number of authorized shares of common stock authorized for issuance under the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan;

3. to ratify the Audit Committee’s selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006;

4. to vote on a stockholder proposal concerning elimination of animal-based test methods; and

5. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      Only holders of record of the Company’s Common Stock at the close of business on September 9, 2005 are entitled to receive notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.
      Whether or not you plan to attend the Annual Meeting, each stockholder is requested to promptly mark, sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. You may also vote your shares on the Internet or by telephone. Voting instructions are printed on your proxy card.

By Order of the Board of Directors

Frederick J. Killion
Corporate Secretary
October 3, 2005

i

BARR PHARMACEUTICALS, INC.
400 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
(201) 930-3300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
November 3, 2005

VOTING RIGHTS, PROXIES AND SOLICITATION
Date, Time and Place of Meeting
      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Barr Pharmaceuticals, Inc. (“Barr,” the “Company,” “we,” or “us”), a Delaware corporation, for use at our 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on November 3, 2005 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and at any adjournment or postponement thereof. It is anticipated that we will begin mailing this Proxy Statement, together with the form of proxy, to our stockholders on or about October 3, 2005.
Webcast of Annual Meeting
      Our Annual Meeting will be webcast on November 3, 2005 at 10:00 a.m. New York time. Please visit our homepage at www.barrlabs.com, and click on the Investor Relations link followed by the Calendar of Events link to view the webcast live or to access an archived replay until December 31, 2005.
Proxies
      A proxy card for use at the Annual Meeting and a return postage-paid envelope for the proxy card are enclosed. If your proxy is properly executed and timely received, and it is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give voting instructions, the persons acting under the proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below, for approval of Proposal No. 2 and Proposal No. 3 and against approval of Proposal No. 4, which are discussed below. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their best judgment. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.
Revocability and Voting of Proxies
      Any stockholder who has executed and returned a proxy card or properly voted by telephone or Internet and who for any reason wishes to revoke or change his or her proxy may do so by (1) attending the Annual Meeting in person and voting the shares represented by such proxy, (2) duly executing and delivering a later-dated proxy for the Annual Meeting at any time before the commencement of the Annual Meeting, or (3) delivering written notice of revocation to the Secretary of the Company at the above address at any time before the commencement of the Annual Meeting.

      Please note that any stockholder whose shares are held of record by a broker, bank or other nominee and who provides voting instructions on a form received from the nominee may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such stockholders may not vote in person at the Annual Meeting unless the stockholder obtains a legal proxy from the broker, bank or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Voting Securities and Stockholders Entitled to Vote
      Holders of our common stock, par value $.01 per share (the “Common Stock”), at the close of business on September 9, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 106,623,333 shares of our Common Stock outstanding, each entitled to one vote.
Requirements for a Quorum
      The presence of holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Solicitation of Proxies; Solicitation Costs
      The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Annual Meeting. We will pay the costs of preparing, printing and mailing the Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and our Annual Report for the fiscal year ended June 30, 2005. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by our directors, officers or regular employees acting without special compensation. We have hired Mellon Investor Services LLC (“Mellon”) to distribute and solicit proxies. We will pay Mellon a fee of approximately $8,500, plus reasonable out-of-pocket expenses for this service.
How to Vote

Vote by Telephone
      Using any touch-tone telephone, you can vote by calling the toll-free number on your proxy card. Have your proxy in hand when you call, and when prompted, enter your control number as shown on your proxy card. Follow the voice prompts to vote your shares.

Vote on the Internet
      You can also choose to vote on the Internet. The web site for Internet voting is http://www.eproxy.com/brl. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, shown on your proxy card, to create and submit an electronic ballot.

Vote by Mail
      You can submit your proxy by mailing it in the postage-paid envelope provided.

Voting at the Annual Meeting
      The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Required Votes
      Directors are elected by a plurality of votes of the shares of Common Stock present (either in person or by proxy) and entitled to vote in the election of directors at the Annual Meeting, which means that the nine nominees with the most votes will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.
      The affirmative vote of at least a majority of the shares of Common Stock present at the Annual Meeting (either in person or by proxy) is required for Proposal No. 2, the authorization of additional shares of common stock for the Barr Pharmaceuticals Inc. Employee Stock Purchase Plan, provided that the total number of votes cast on this proposal represents a majority of the shares of Common Stock entitled to be cast. Abstentions have the effect of a vote “against” Proposal No. 2. Broker non-votes will not be counted as cast on the matter and will have no effect on the outcome of the vote on Proposal No. 2.
      Approval of Proposal No. 3, to ratify the Audit Committee’s selection of Deloitte & Touche LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm at the Annual Meeting and approval of Proposal No. 4, a stockholder proposal concerning the elimination of animal-based test methods, requires an affirmative vote of the majority of the shares present (either in person or by proxy) and entitled to be voted at the Annual Meeting. Abstentions have the effect of a vote “against” Proposal No. 3 and Proposal No. 4. Broker non-votes will not be counted as cast on the matter and will have no effect on the outcome of the vote on Proposal No. 3 and Proposal No. 4.
List of Stockholders
      The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, by contacting Frederick J. Killion, the Company’s Corporate Secretary, at the address listed immediately above, telephone (201) 930-3300.
CORPORATE GOVERNANCE AND BOARD MATTERS
Introduction
      Beginning in 2003, our Board of Directors undertook a comprehensive review and evaluation of the Company’s corporate governance practices in light of the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission (“SEC”) regulations implementing this legislation, and the SEC’s approval in November 2003 of final NYSE corporate governance listing standards. In response to emerging requirements, the Board at its May and August 2004 board meetings formalized its corporate governance guidelines, approved a revised code of business conduct and ethics applicable to the Company’s directors, management and other Company employees, and approved a new charter for each Board committee. The Company’s corporate governance documents codify our existing corporate governance practices and policies. The Board periodically reviews and updates these documents as it deems necessary and appropriate.
Director Independence
      As set forth in the Company’s Corporate Governance Guidelines, the Company defines an “independent” director as a director who meets the NYSE definition of independence, as determined by the Board. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has determined that the following directors have no material relationship with the Company and, accordingly, are independent under these standards, as currently in effect: George P. Stephan, Harold N. Chefitz, Richard R. Frankovic, Jack M. Kay, Peter R. Seaver and James S. Gilmore, III.

Meetings of the Board of Directors
      During the fiscal year ended June 30, 2005, the Board of Directors met 12 times including telephone meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of stockholders, and each director attended the 2004 Annual Meeting of Stockholders.
      The Board has an independent director, Peter R. Seaver, who has been designated as the Lead Independent Director. The Lead Independent Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least twice annually.
Committees of the Board of Directors
      The Board has four standing committees — an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Business Development Committee. Their functions and membership are described below.

Audit Committee
      The Audit Committee consists of the following members of the Company’s Board of Directors: George P. Stephan (Chairman), Harold N. Chefitz and Richard R. Frankovic. The role of the Audit Committee is set forth in its Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investor Relations” heading. Pursuant to its Charter, the Audit Committee’s functions include the following:

•	being directly responsible for the appointment, compensation, retention and evaluation of the work of the Company’s independent registered public accounting firm;

•	approving in advance all audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•	establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•	considering at least annually the independence of the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements of the Company as well as earnings press releases and accounting policies;

•	receiving reports from the independent registered public accounting firm and management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s internal controls;

•	reviewing and discussing the internal audit function;

•	overseeing the Company’s compliance with the Company’s Code of Business Ethics and Conduct; and

•	establishing procedures for handling complaints regarding accounting, internal accounting controls and auditing matters.
      The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Deloitte & Touche LLP for the Company before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent registered public accounting firm must be separately pre-approved by the Audit Committee. The Audit Committee has delegated to the Committee chair the authority to pre-approve services in amounts up to $250,000 per engagement. Services pre-approved pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Vice President, Internal Audit reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees.
      The Board has determined that each of the members of the Audit Committee is “independent” as defined in the NYSE listing standards and SEC Rule 10A-3. In addition, the Board has determined that all of the members of the Audit Committee meet the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that each member of the Audit Committee meets the SEC criteria of an “audit committee financial expert.” The Audit Committee held 12 meetings during the fiscal year ended June 30, 2005.

Compensation Committee
      The Compensation Committee consists of the following members of the Company’s Board of Directors: Harold N. Chefitz (Chairman), Richard R. Frankovic, James S. Gilmore III, Jack M. Kay, Peter R. Seaver and George P. Stephan. The role of the Compensation Committee is governed by a Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investor Relations” heading. Pursuant to its Charter, the Compensation Committee’s functions include the following:

•	determining compensation for the Company’s chief executive officer, senior officers, and reviewing and approving the compensation of other executive officers;

•	adopting, amending and administering the Company’s employee compensation plans;

•	reviewing and approving contractual relationships between the Company or its subsidiaries and any officer or director relating to employment, severance, retirement or compensation; and

•	producing the Compensation Committee’s report on executive compensation to be included in the Company’s proxy statements.
      Certain of these functions are subject to consultation with, advice from or ratification by the Board of Directors as the Committee determines appropriate. The Board has determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE listing standards. The Compensation Committee met 5 times during the fiscal year ended June 30, 2005.

Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of the following members of the Company’s Board of Directors: Peter R. Seaver (Chairman), Harold N. Chefitz, Richard R. Frankovic, James S. Gilmore III, Jack M. Kay, and George P. Stephan. The role of the CGN Committee is governed by a Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investor Relations” heading. Pursuant to its Charter, the CGN Committee’s functions include the following:

•	identifying, evaluating and recommending to the Board of Directors qualified director candidates;

•	assessing the contributions and independence of incumbent directors;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	performing a leadership role in shaping the Company’s corporate governance.
      The Board has determined that each of the members of the CGN Committee is “independent” as defined in the NYSE listing standards. The CGN Committee met 4 times during the fiscal year ended June 30, 2005.

Business Development Committee
      The Business Development Committee consists of the following members of the Company’s Board of Directors: Bruce L. Downey (Chairman), Jack M. Kay, Paul M. Bisaro and Carole S. Ben-Maimon. The Business Development Committee is responsible for working with the Board of Directors to evaluate business opportunities that are presented to the Company from time to time. The Business Development Committee may consist of both independent and non-independent directors. While there were no formal meetings during the fiscal year ended June 30, 2005, the Business Development Committee regularly met with the full Board of Directors during regularly scheduled and special board meetings.
Corporate Governance Principles
      In August 2004, the Company adopted Corporate Governance Principles, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investor Relations” heading. The Corporate Governance Principles serve as a framework for the governance of the Company. The CGN Committee reviews the Corporate Governance Principles annually and recommends changes to the full Board as appropriate.
Consideration of Director Nominees
      In evaluating director nominees, the CGN Committee considers a variety of criteria, including an individual’s character and integrity, business, professional and personal background, skills, current employment, community service, and ability to commit sufficient time and attention to the activities of the Board. The CGN Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.
      The CGN Committee employs a variety of methods for identifying and evaluating director nominees. The CGN Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the CGN Committee considers various potential candidates for director. Candidates may come to the CGN Committee’s attention through current Board members, stockholders or other persons.
      After the CGN Committee identifies a potential candidate, there is generally a mutual exploration process, during which the Company seeks to learn more about a candidate’s qualifications, background, and level of interest in the Company, and the candidate has the opportunity to learn more about the Company. A candidate may meet with members of the CGN Committee, other directors, and senior management. Based on information gathered during the course of this process, the CGN Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by the Company’s stockholders.
      The policy of the CGN Committee, as set forth in the Company’s Corporate Governance Principles, is to consider candidates recommended by stockholders in compliance with the advance notice provisions of the Company’s bylaws, which provisions are discussed below under “Stockholder Proposals for the 2006 Annual Meeting.” The Committee evaluates stockholder-recommend candidates on the same criteria it uses to evaluate nominees from other sources. The CGN Committee will consider properly submitted shareholder recommendations for candidates for membership on the Board. To recommend a prospective nominee for the CGN Committee’s consideration, submit the candidate’s name, resume and suitability for Board membership to the Corporate Secretary at 400 Chestnut Ridge Road, Woodcliff Lake, NJ 07677. Submissions must include the name and record address of the shareholder submitting the prospective nominee and the number of shares of stock of the Company that are owned beneficially or of record by such shareholder.
     Compensation of Directors
      During the fiscal year ended June 30, 2005, non-employee directors received quarterly retainers of $12,500 covering their attendance at Board meetings and participation in committee meetings, with committee chairmen receiving an additional $2,500 (other than the Audit Committee Chairman). Members of the Audit Committee received an additional $1,250 per calendar quarter and the Audit Committee Chairman received an additional $3,125 per calendar quarter. For fiscal year ending June 30, 2006, all non-employee directors will receive quarterly retainers of $12,500. Members of the Audit Committee will receive an additional $1,250 per calendar quarter. Members of the Compensation and Corporate Governance and Nominating Committees will receive an additional $625 per calendar quarter. The Chairman of the Audit Committee will receive an additional $3,750 per calendar quarter and the chairmen of the Compensation and Corporate Governance and Nominating Committees will receive an additional $2,500 per calendar quarter. In addition, under our 2002 Stock Option Plan for Non-Employee Directors, as amended (the “2002 Non-Employee Director Plan”), for the fiscal year ended June 30, 2005, each continuing non-employee director received an annual option grant to purchase 7,500 shares at an option price equal to 100% of the fair market value of the common stock on the date of grant. Options granted to continuing non-employee directors have ten-year terms and become exercisable in full on the date of the first annual stockholders’ meeting immediately following the date of the grant. For fiscal year ending June 30, 2006, all non-employee directors will receive an annual option grant to purchase 10,000 shares at an option price equal to 100% of the fair market value of the common stock on the date of grant. Employee directors do not receive separate compensation for Board service, but are reimbursed for attendance expenses. The Compensation Committee annually reviews the compensation of non-employee directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee.
     Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all Barr Pharmaceuticals, Inc. companies, their officers, directors and employees. The Code is available on the Company’s website at www.barrlabs.com, under the “Investor Relations” heading. To the extent required by SEC rules and NYSE listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code on the Company’s website within two business days following the date of such amendment or waiver.
     Communications with the Board
      The Company has a process for stockholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Communications intended for a specific director or directors (such as the Lead Independent Director or all non-management directors) should be addressed to his, her or their attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. The non-management directors have requested that the Corporate Secretary not forward to the Board advertisements, solicitations for periodical or other subscriptions, and other similar communications.
     Communications with the Audit Committee
      The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“accounting matters”) and regarding potential violations of applicable laws, rules and regulations or the Company’s accounting policies and procedures (“compliance matters”). Any person with concerns regarding accounting matters or compliance matters may report their concerns on a confidential or anonymous basis to the Audit Committee of the Company by calling the independent, toll-free Hotline established by the Company for that purpose at 1-877-357-2572.

     Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee has ever been an employee of Barr, and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
     Availability of Certain Documents
      In addition to the methods described above, stockholders can obtain copies of the Audit Committee charter, the Corporate Governance and Nominating Committee charter, the Compensation Committee charter, the Corporate Governance Principles and the Code of Business Conduct and Ethics at no charge by writing to: Corporate Secretary, 400 Chestnut Ridge Road, Woodcliff Lake, NJ 07677.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2005 and management’s assessment of the effectiveness of internal control over financial reporting with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications).
      The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the United States Securities and Exchange Commission.
      The Audit Committee has considered whether the independent registered public accounting firm provision of other non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Submitted by
George P. Stephan, Chairman
Harold N. Chefitz
Richard R. Frankovic

PROPOSAL NO. 1.
ELECTION OF DIRECTORS
      Our Board of Directors currently has nine members. At the Annual Meeting, we will nominate all of our current directors for re-election to the Board of Directors. Each of the nominees has consented to serve if elected and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee or the Board of Directors may determine not to nominate a substitute and therefore reduce the size of the Board.
Information on Director Nominees
      The nominees for election to the Board of Directors and biographical information about the nominees are set forth below. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of stockholders and until a successor is named and qualified.
      As used sometimes in the biographies below, the “Company” refers to Barr Pharmaceuticals, Inc., a Delaware corporation (“BPI”), and its predecessor corporation, Barr Laboratories, Inc., a New York corporation (“Old BLI”). In connection with our reincorporation from New York to Delaware, Old BLI merged with and into BPI on December 31, 2003, with BPI surviving the merger. Immediately prior to the merger, BPI transferred substantially all of its assets (other than the stock it then held in its subsidiaries) and liabilities to a newly formed Delaware corporation also called Barr Laboratories, Inc. (“New BLI”).

Name	Age	Principal Occupation	Director Since

Bruce L. Downey	57	Chairman of the Board and Chief Executive Officer	1993
Paul M. Bisaro	44	President and Chief Operating Officer, New BLI	1998
Carole S. Ben-Maimon	46	President and Chief Operating Officer, Duramed Research	2001
George P. Stephan	72	Business consultant	1988
Jack M. Kay	65	President of Apotex, Inc.	1994
Harold N. Chefitz	70	Chairman of Notch Hill Advisors and President of Chefitz HealthCare Investments	2001
Richard R. Frankovic	63	Pharmaceutical industry consultant	2001
Peter R. Seaver	63	Healthcare industry consultant	2001
James S. Gilmore, III	55	Partner at the law firm of Kelley, Drye & Warren	2002
      Bruce L. Downey became a member of the Board of Directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer of the Company in February 1994. From January 1993 to December 1999, he also served as the President of the Company. From 1981 to 1993, Mr. Downey was a partner in the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds.
      Paul M. Bisaro was elected a director in June 1998 and in December 1999 was appointed to the position of President and Chief Operating Officer of Old BLI. He currently serves as Senior Vice President of the Company and as the President of our two principal operating subsidiaries, New BLI and Duramed Pharmaceuticals, Inc. Previously, he served as Senior Vice President — Strategic Business Development and General Counsel. Prior to joining us in 1992 as General Counsel, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds.
      Carole S. Ben-Maimon, M.D. joined us in January 2001 as President and Chief Operating Officer of our Duramed Research subsidiary (formerly known as Barr Research), and was elected a director of the Company in February 2001. In addition, Dr. Ben-Maimon has been a Senior Vice President of BPI since its formation in December 2003. From 1993 to January 2001, Dr. Ben-Maimon was with Teva Pharmaceuticals USA, where she most recently was Senior Vice President, Science and Public Policy, North America. From 1996 until 2000, Dr. Ben-Maimon served as Senior Vice President, Research and Development at Teva. She is Board Certified in Internal Medicine and previously served as Chairman of the Board of the Generic Pharmaceutical Association.
      George P. Stephan was elected a director in February 1988. In April 1990, Mr. Stephan retired as Vice Chairman of Kollmorgen Corporation, a diversified, international technology company he had served in several executive capacities for over 20 years. Mr. Stephan was also a director of Kollmorgen from 1982 until June 2000, when it was acquired by Danaher Corporation, and served as Chairman of the Board from 1991 to 1996. From 1994 to April 1999, Mr. Stephan also was a Managing Director of Stonington Group LLC, financial intermediaries and consultants. He is currently a business consultant and a director of Sartorius Sports Limited, a privately held specialty sports retailer.
      Jack M. Kay was elected a director in December 1994. Mr. Kay has served as President of Apotex, Inc., a privately held Canadian pharmaceutical company, since 1995, and also served as Chair of the Canadian Drug Manufacturers Association (now known as the Canadian Generic Pharmaceutical Association). He currently serves as Chair of the Humber River Regional Hospital (Toronto), Chair of the International Schizophrenia Foundation, and as a director of Cangene Corporation and Helix Biopharma, Inc., companies listed on the Toronto Stock Exchange.
      Harold N. Chefitz was elected a director in February 2001. Mr. Chefitz has been Chairman of Notch Hill Advisors, which advises CK Fund, since 1999, and President of Chefitz HealthCare Investments, a private investment company, since 1995. Prior to forming Notch Hill in 1999, Mr. Chefitz was a partner in Boles Knop & Co. Mr. Chefitz has also served as Managing Director and head of the Healthcare Group at Prudential Securities, and Senior Managing Director of Furman Selz. In 2004, Mr. Chefitz became a partner of Quanstar Group, LLC. Mr. Chefitz is a member of the board of Kensey Nash, a medical device company. From 1990 to 1994, Mr. Chefitz served as Chairman of the Board of Trustees at Columbia University School of Pharmaceutical Sciences.
      Richard R. Frankovic was elected a director in October 2001. He was employed by Rugby Laboratories from 1980 to 1998 where he served as President from 1984 until 1998. Prior to joining Rugby Laboratories, he was employed by Lederle Laboratories from 1965 to 1976, where he held a variety of management positions. Mr. Frankovic served as a director of Duramed Pharmaceuticals, Inc. from 1999 until its merger with the Company in October 2001. Since his retirement, Mr. Frankovic has been serving as a pharmaceutical industry consultant.
      Peter R. Seaver, a healthcare industry consultant, was elected a director in October 2001. He retired from a 31-year career with The Upjohn Company, a pharmaceutical manufacturer, in 1998. He held various executive positions with Upjohn including Vice President — Domestic Marketing, Corporate Vice President  — Worldwide Pharmaceutical Marketing, and Corporate Vice President for Health Care Administration. Mr. Seaver served as a director of Duramed Pharmaceuticals, Inc. from 1998 until its merger with the Company in October 2001.
      James S. Gilmore, III was elected a director in May 2002. Mr. Gilmore has been a partner at the law firm of Kelley, Drye & Warren since 2002, and also consults with the federal government on homeland security issues. He served as the 68th Governor of the Commonwealth of Virginia from 1997 to 2002. Mr. Gilmore also served as Chairman of the Republican National Committee from 2001 to 2002. From 1993 to 1997, he served as Virginia’s Attorney General, and from 1987 to 1993 served as the Commonwealth’s Attorney for Henrico County. He was Chairman of the former Congressional Advisory Commission on Terrorism and Weapons of Mass Destruction until February 2004.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS AND YOUR PROXY WILL BE SO VOTED
UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL NO. 2.
AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK UNDER THE EMPLOYEE STOCK PURCHASE PLAN
      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan (“ESPP”), a plan which is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The amendment would increase the number of shares of common stock that may be issued under the ESPP by 1,000,000 shares. The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized shares of common stock under the ESPP. If the proposal is approved, Section 4(a) of the ESPP will read as follows:
      “4. Stock Subject to the Plan.
      (a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is two million five hundred eighteen thousand seven hundred and fifty (2,518,750) shares.”
      The complete text of the Employee Stock Purchase Plan (“ESPP”), including the proposed amendment, is available in Appendix A to this proxy statement.
Background
      The ESPP was approved by the Company’s stockholders in 1993. At that time, a total of 200,000 shares were authorized for issuance under the ESPP. (This equates to 1,518,750 shares as adjusted for splits since that time.). Of this number, fewer than 18,000 shares on a post-split basis remain available for issuance under the ESPP today. If the number of shares available under the ESPP is not increased, the shares available under the ESPP may be exhausted this calendar year. In fact, the number of shares that participating employees subscribe for in the current offering under the ESPP may well exceed the remaining number of shares available under the ESPP. If that turns out to be the case, and the number of shares available for issuance under the ESPP is not increased by stockholders at the 2005 Annual Meeting as proposed, the number of shares that employees participating in the current offering will be permitted to purchase will be reduced on a pro rata basis.
      The Company believes that the ESPP has served the Company well. The convenient and financially attractive opportunity that the ESPP provides for employees to acquire stock in the Company has, in the view of management, provided a significant inducement for employees at all levels of the organization to acquire a proprietary interest in the Company and identify with the financial interests of stockholders. Management believes that the ESPP has thereby contributed to the Company’s success in the marketplace, to its harmonious relations with its work force, and to its success in attracting, retaining and motivating its employees, including but not limited to its rank and file and unionized employees.
      The Company recognizes that the new equity compensation plan accounting rules (FAS 123r) require it to expense the ESPP on its financial statements, and that the new rules are expected to prompt some companies to cut back or eliminate plans like the ESPP. Nevertheless, the Board of Directors recommends that the stockholders approve the ESPP amendment as proposed. Approving the ESPP amendment will enable the Company to continue to offer the ESPP in the future but will not obligate it to do so. The Company will continue to have the option of cutting back the benefits under or terminating the ESPP in the future if the Compensation Committee or the Board of Directors decides it is in the Company’s best interests to do so.
Summary of Terms of the ESPP
      Administration: The ESPP is administered by a committee of at least two members of the Board of Directors. Among other matters, the Committee interprets the ESPP, makes all determinations thereunder, and prescribes rules for its administration. Any interpretation by the Committee of ESPP shall be final and binding.

      Stock Subject to ESPP: Subject to approval of this proposal, an aggregate of 2,518,750 shares of Common Stock are reserved for issuance under the ESPP. No fractional shares of Common Stock shall be issued or sold under the ESPP.
      The shares of Common Stock delivered under the ESPP may be authorized and unissued shares, treasury shares or shares purchased on the open market or from private sources. The ESPP authorizes the Company to issue or transfer sufficient shares of Common Stock to a grantor trust at any time (including upon or in contemplation of a change in control) to satisfy its obligations under any offering periods then in progress, in which case the shares may be treated as authorized and issued shares while held in the trust, with full dividend and voting rights.
      Offerings: The Committee determines when each ESPP offering period will begin, as well as the duration of each offering period, which may not exceed 27 months. The Committee also determines how many offerings are made under the ESPP. However, the ESPP provides that, unless the Committee determines otherwise, a new offering period will commence at the beginning of the first payroll period coinciding with or next following January 1 and July 1 of each year and will extend until the next offering period commences. The Committee may at any time suspend or accelerate the completion of an offering period, including in the event of a change in control of the Company.
      Under the ESPP, the fair market value of a share of Common Stock is generally equal to the average of the high and low sales prices of a share of Common Stock in consolidated trading on the date in question. The closing price of a share of Common stock on September 21, 2005 (the most recent practicable date before publication of this proxy statement) was $107,124,602.
      Eligibility: Employees of the Company and employees of any subsidiary of the Company that the Committee designates as a participating subsidiary under the ESPP generally are eligible to participate in the ESPP. However, employees who customarily work 20 hours or less per week, or who have less than one year of service with the Company or any designated subsidiary, are not eligible to participate in the ESPP unless the Committee permits them to participate on a uniform and non-discriminatory basis. No employee will be permitted to participate in the ESPP if, immediately after an option to purchase shares in an offering period is granted, the employee will own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary .
      Payment of Purchase Price: Employee contributions may be made by payroll deductions or, if the Committee so permits, by other means (such as lump sum payments) provided that any contributions cannot exceed 10% of an employee’s base compensation. The maximum number of shares of Common Stock that each eligible employee may purchase in any offering period under the ESPP is equal to 10% of an employee’s annual base compensation as of the first day of such offering period, or $25,000, whichever is less, divided by the fair market value of a share of Common Stock on the first day of such offering period. In general, the maximum number of shares of Common Stock that any eligible employee may purchase under the ESPP in any calendar year (whether under one offering or more than one offering) is also $25,000 divided by the fair market value of a share of Common Stock on the first day of the offering period in which the share purchase right is acquired. In the event of stock dividends, stock splits, recapitalizations and similar events, the Committee may make such equitable adjustments in the ESPP and outstanding offerings as it deems appropriate, including but not limited to changing the number and purchase price of shares of Common Stock under outstanding offerings and changing the aggregate number of shares of Common Stock that may be issued under the ESPP.
      The Committee determines whether employee contributions will be credited with interest during an offering period, and, if so, the Committee determines the interest rate. Absent a Committee determination to the contrary, interest is to be credited at the applicable federal short-term rate in effect at the inception of each offering period. The Committee has previously determined that interest is not to be credited on employee contributions under the ESPP, and that is the rule currently in effect. Employee contributions (and accumulated interest, if any) are used to purchase shares of Common Stock at the end of the offering period.

      Withdrawal and Termination: A participant may generally increase, decrease or suspend payroll deductions during an offering period or withdraw from participation in the ESPP at any time. If a participant’s employment terminates for any reason before the end of an offering period, his participation in the ESPP ceases immediately and any accumulated employee contributions and interest are refunded and paid to the participant (or, in the event of the employee’s death, to the employee’s beneficiary under the Company’s base group life insurance program).
      Restrictions on Transfer: Rights to purchase shares under the ESPP are not transferable, whether by will, the laws of descent and distribution or otherwise.
      Purchase Price: The price at which shares may be purchased in any offering period under the ESPP is equal to the lesser of (a) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (b) 85% of the fair market value of a share of Common Stock on the last day of the offering period. In its discretion, the Compensation Committee may set a higher (but not a lower) purchase price in advance of any offering period.
      Adjustments Upon Changes in Capitalization: The aggregate number of shares of Common Stock that may be sold under the ESPP is subject to equitable adjustment for stock dividends, stock splits, recapitalizations and similar events (subject to compliance with certain sections of the Internal Revenue Code).
      Amendment and Termination: The Board of Directors may amend the ESPP at any time and in any respect without stockholder approval, unless stockholder approval of the amendment in question is required by Delaware law or the New York Stock Exchange or unless the amendment would materially increase the benefits accruing to, the number of shares that may be issued to, or the eligibility requirements that apply to, employees who are subject to Section 16 of the Exchange Act. Any amendment that increases the aggregate number of shares that may be issued under the ESPP also requires stockholder approval under the ESPP. The ESPP will continue in effect until all shares authorized to be sold thereunder have been sold, subject to the right of the Board of Directors to terminate the Plan at any earlier time.
      The foregoing summary of the ESPP is qualified in its entirety by reference to the full text of the amended and restated Employee Stock Purchase Plan found in Appendix A. The ESPP is not a qualified retirement plan under Section 401(a) of the Internal Revenue Code and is not subject to ERISA.
New Plan Benefits
      Future benefits under the ESPP as proposed to be amended are not currently determinable, as they will depend on the actual purchase price of shares in future offering periods, the market value of Company Common Stock on various future dates, the amount of contributions eligible employees choose to make in the future, and similar factors. However, benefits received during fiscal year 2005 under the ESPP by the officers set forth in the Summary Compensation Table below (the “Named Executive Officers”) and all executive officers and eligible employees of the Company and its subsidiaries would not have been increased if the ESPP as proposed to be amended had been in effect during that year. The number of shares purchased during fiscal year 2005 under the ESPP by the Named Executive Officers, all executive officers as a group and all employees were as follows: Mr. Bisaro – 49 shares and Mr. Killion – 104 shares; all executive officers as a group – 1,103 shares and all employees – 42,329 shares. The average purchase price for fiscal year 2005 was $39.83.
U.S. Federal Income Tax Consequences
      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. This discussion is based on the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rules and practices in effect on the date of this Proxy Statement. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. Payroll deductions under the ESPP will be subject to income tax and the normal tax withholding rules.
      If the shares have been held by the participant for more than two years after the date of option grant (i.e., the beginning of the applicable offering period) and more than one year after the transfer of the shares to the participant pursuant to the exercise of the option (i.e., the applicable exercise date), the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price for the shares or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price for the shares (determined based on the fair market value of the Common Stock on that date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.
      The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one year after the transfer of the shares to the participants.
      The foregoing brief summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code and other legal authority. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, nor does it address estate taxes, gift taxes, or any type of tax other than federal income tax.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE AMENDMENT OF THE ESPP.
PROPOSAL NO. 3.
RATIFICATION OF THE SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected Deloitte & Touche LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006 and as a matter of good corporate governance, the Company is submitting their selection to a stockholder vote. In the event that the Audit Committee’s selection of auditors is not ratified by a majority of the shares of Common Stock voting thereon, the Audit Committee will review its future selection of auditors. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and may determine to change the firm selected to be auditors at such time and based on such factors as it determines to be appropriate.
      A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Audit and Non-Audit Fees
      Fees earned in relation to the services performed by Deloitte & Touche LLP during the last two fiscal years ended June 30, 2005 are as follows:

	2005	2004

Audit Fees	$1,377,000	$649,450
Audit-Related Fees	39,000	672,750
Tax Fees	197,247	146,635
All Other Fees	—	—

Total	$1,613,247	$1,468,835

      Audit Fees. Fees for fiscal 2005 represent fees for professional services provided for the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consultation on accounting and disclosure matters. Fees for fiscal 2004 include all of the above services with the exception of the audit of the Company’s internal control over financial reporting.
      Audit-Related Fees. Represents fees for assurance services related to the audit of the Company’s financial statements, including the audit of the employee benefit plan, research and consultation on accounting matters related to potential transactions and due diligence services.
      Tax Fees. Represents fees for professional services provided primarily for domestic compliance and tax advice.
      All Other Fees. Represents fees for products and services not otherwise included in the categories above.
      All of the fees listed above were pre-approved pursuant to the Audit Committee’s pre-approval process described above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF
DELOITTE & TOUCHE LLP AS BARR’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL 2006.
PROPOSAL NO. 4
STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF
ANIMAL-BASED TEST METHODS
      We expect the following proposal to be presented by a stockholder at the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Stockholder or the Stockholder’s qualified representative. The name, address and stock ownership of the stockholder will be supplied upon request. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the proposal.
      Proponent’s Proposal:
      WHEREAS, statistics published by research oversight bodies in North America and Europe document that the vast majority of painful and distressing animal experiments are conducted to satisfy outdated, government-mandated testing requirements(1) and that such testing is on the rise;(2) and

      1 CCAC Animal Use Survey — 2001: http://www.ccac.ca/english/ FACTS/ Facframeaus2001.htm
      2 Statistics of Scientific Procedures on Living Animals — Great Britain — 2002. http://www.official-documents.co.uk/document/cm58/5886/5886.htm

      WHEREAS, nearly 60% of animals used in regulatory testing suffer pain ranging from moderate to severe, all the way to pain near, at, or above the pain tolerance threshold,(3) generally without any pain relief; and
      WHEREAS, non-animal test methods are generally less expensive,(4) more rapid, and always more humane, than animal-based tests; and
      WHEREAS, unlike animal tests, non-animal methods have been scientifically validated and/or accepted as total replacements for the following five toxicity endpoints: skin corrosion (irreversible tissue damage), skin irritation (milder and reversible damage), skin absorption (the rate of chemical penetration), phototoxicity (an inflammatory reaction caused by the interaction of a chemical with sunlight), and pyrogencity (a fever-like reaction that can occur when certain intravenous drugs interact with the immune system);
      NOW THEREFORE BE IT RESOLVED, that the shareholders request that the Board:
      1. Commit specifically to using only non-animal methods for assessing skin corrosion, irritation, absorption, phototoxicity and pyrogenicity.
      2. Confirm that it is in the Company’s best interest to commit to replacing animal-based tests with non-animal methods.
      3. Petition the relevant regulatory agencies requiring safety testing for the Company’s products to accept as total replacements for animal-based methods, those approved non-animal methods described above, along with any others currently used and accepted by the Organization for Economic Cooperation and Development (OECD) and other developed countries.
      Supporting Statement: This Resolution is designed to harmonize the interests of sound science with the elimination of animal-based test methods where non-animal methodologies exist. It seeks to encourage the relevant regulatory agencies to join their peers in accepting validated in vitro and other non-animal test methods. It will not compromise consumer safety or violate applicable statutes and regulations.
      Further, this Resolution commits the Company to end animal testing for five specific endpoints in favor of valid non-animal methods. These include the Neutral Red Uptake Phototoxicity Test, human skin equivalent tests for corrosivity, and a human blood-based test for pyrogenicity, all of which have been successfully validated through the European Centre for the Validation of Alternative Methods.(5) Several non-animal methods have also been adopted as Test Guidelines by the OECD(6) (an alliance of 30 member countries including the US, EU, Japan, Canada and Australia). Regulatory agencies in OECD member countries are not at liberty to reject data from non-animal tests for skin corrosion, skin absorption and phototoxicity where such data have been generated in accordance with an OECD Test Guideline.
      We urge shareholders to support this Resolution.
Recommendation of the Board on Proposal No. 4.
      The Board recommends that you vote “AGAINST” this proposal. Our Board of Directors strongly believes that as a pharmaceutical company seeking to discover, develop and bring to market products that enhance and extend human life, we have both legal and ethical obligations to ensure the safety and efficacy of our products. At times, to ensure fulfillment of these obligations, research or testing methods that include the use of animals is required. We would like to assure the proponents of this proposal and all of our stockholders

      3 CCAC Animal Use Survey — 2001
      4 Derelanko MJ and Hollinger MA (Eds.). 2002. Handbook of Toxicology, Section Ed, 1414 pp. Washington, DC: CRC Press.
      5 ECVAM website: http://
      6 OECD test guidelines: http:///document/22/0,  2649  34377  1916054  1  1  1  1,.

that all of our research and testing methods that require the use of animals, meet or exceed applicable local, national and international laws and regulations.
      We follow a policy that includes a commitment to identifying, developing and using alternatives to laboratory animal testing whenever possible. However, the development of new products is dependent on animal testing for safety and efficacy in some circumstances and not being able to do so would significantly inhibit our ability to develop new drugs.
      Accordingly, we believe implementation of the proposal would be inconsistent with our commitment to save and improve the health of the many patients who use our products.
      THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
      The following table sets forth information regarding the beneficial ownership of our common stock as of September 9, 2005 by each person known to us, based on Schedule 13D or Schedule 13G filings with the SEC, who beneficially owns more than 5% of the outstanding shares of our common stock. Percentages are based on 106,623,333 shares of common stock issued and outstanding as of September 9, 2005.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership	of Class

FMR, Edward C. Johnson, 3d and Abigail P. Johnson(3)	7,424,399	6.96%
82 Devonshire Street, Boston, MA 02109
Bernard C. Sherman(2)	8,800,275	8.25%
150 Signet Drive, Weston, Ontario, M9L1T9 Canada
Barclays Global Investors, NA(3)	10,412,131	9.76%
45 Fremont Street, San Francisco, CA 94105

(1)	According to a Schedule 13G/ A filed jointly on February 14, 2005, FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson, beneficially own and have sole dispositive power with respect to 7,424,399 shares. The following FMR Corp. subsidiaries have beneficial ownership: Fidelity Management & Research Company, 6,679,942 shares; Strategic Advisers, Inc., 32,035 shares; and Fidelity Management Trust Company, 324,677 shares. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding voting stock of FMR Corp. The Johnson family represents 49% of the voting power of FMR Corp. Edward C. Johnson 3d has sole voting and dispositive power over 16,725 shares. Fidelity International Limited is the beneficial owner of 371,020 shares and the Johnson family has voting power over 39.89% of the shares of Fidelity International Limited.

(2)	According to a Schedule 13D/ A filed jointly on July 7, 2005, Dr. Sherman shares voting and dispositive power over 8,784,000 of these shares with Sherman Delaware, Inc., The Bernard Sherman 2000 Trust, Sherman Holdings Inc., Shermco Inc., Shermfam Inc., Apotex Holdings, Inc. and Shermfin, Inc. All of these shares are held of record by Sherman Delaware, Inc., of which Mr. Sherman is the sole stockholder and have been pledged to banks to secure a guaranty by Sherman Delaware of the obligation of a third party.

(3)	According to a Schedule 13G filed jointly on August 11, 2005, (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 7,111,803 and 8,195,906 shares, respectively, and beneficially owns 8,195,906 of these shares, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 777,850 and 817,128 shares, respectively, and beneficially owns 817,128 of these shares, (iii) Barclays Global Investors, Ltd has sole voting power and sole dispositive power with respect to 645,376 and 1,327,379 shares, respectively, and beneficially owns 1,327,379 of these shares, (iv) Barclays Capital Securities Limited has sole voting power and sole dispositive power with respect to 14,918 shares and beneficially owns these 14,918 shares, and (v) Barclays Capital Inc has sole voting power and sole dispositive power with respect to 56,800 shares and beneficially owns these 56,800 shares.

Security Ownership of Management
      The following table sets forth information regarding the beneficial ownership of our common stock as of September 9, 2005 (except as noted otherwise) by (1) each director of the Company; (2) each executive officer of the Company identified in the Summary Compensation Table below (the “Named Officers”); and (3) all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting and investment power with respect to such shares. Percentages are based on 106,623,333 shares of common stock issued and outstanding as of September 9, 2005.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class

Bruce L. Downey(2)	1,261,115	1.2%
Paul M. Bisaro(3)	690,570	*
Carole S. Ben-Maimon(4)	339,993	*
William T. McKee(5)	310,223	*
Frederick J. Killion(6)	118,089	*
George P. Stephan(7)	324,993	*
Jack M. Kay(8)	187,498	*
Harold N. Chefitz(9)	59,500	*
Richard R. Frankovic(10)	77,228	*
Peter R. Seaver(11)	74,852	*
James S. Gilmore, III(12)	69,375	*
All executive officers and directors (16 persons)(13)	4,763,848	4.2%

*	Less than 1%

(1)	We have included in shares owned by each stockholder all options held by the stockholder that are currently exercisable or exercisable within 60 days of September 9, 2005.

(2)	Beneficial ownership for Mr. Downey includes 1,261,115 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(3)	Beneficial ownership for Mr. Bisaro includes 597,550 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(4)	Beneficial ownership for Dr. Ben-Maimon includes 339,993 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(5)	Beneficial ownership for Mr. McKee includes 298,819 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(6)	Beneficial ownership for Mr. Killion includes 116,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(7)	Beneficial ownership for Mr. Stephan includes 181,554 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(8)	Beneficial ownership for Mr. Kay includes 149,530 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(9)	Beneficial ownership for Mr. Chefitz includes 59,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(10)	Beneficial ownership for Mr. Frankovic includes 75,139 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(11)	Beneficial ownership for Mr. Seaver includes 69,375 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(12)	Beneficial ownership for Mr. Gilmore includes 69,375 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.

(13)	Beneficial ownership for all executive officers and directors as a group includes 4,591,379 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 9, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% or greater stockholders to file forms with the SEC to report their beneficial ownership of our common stock and any changes in their beneficial ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review, we believe that all Section 16(a) filing requirements were met by our directors and executive officers during the fiscal year ended June 30, 2005.

EXECUTIVE OFFICERS
      The names, ages and positions of our executive officers are set forth in the table below. As used sometimes in the biographies below, the “Company” refers to Barr Pharmaceuticals, Inc., a Delaware corporation (“BPI”), and its predecessor corporation, Barr Laboratories, Inc., a New York corporation (“Old BLI”). In connection with our reincorporation from New York to Delaware, Old BLI merged with and into BPI on December 31, 2003, with BPI surviving the merger. Immediately following the merger, BPI transferred substantially all of its assets (other than the stock it then held in its subsidiaries) and liabilities to a newly formed Delaware corporation also called Barr Laboratories, Inc. (“New BLI”).

Name	Age	Position

Bruce L. Downey	57	Chairman of the Board and Chief Executive Officer, BPI
Paul M. Bisaro	44	Senior Vice President, BPI and President and Chief Operating Officer, New BLI and President, Duramed
Carole S. Ben-Maimon	46	Senior Vice President, BPI and President and Chief Operating Officer, Duramed Research
William T. McKee	43	Vice President, Chief Financial Officer and Treasurer, BPI
Frederick J. Killion	51	Vice President, General Counsel and Secretary, BPI
Salah U. Ahmed	51	Senior Vice President, Product Development, New BLI
Michael J. Bogda	44	Senior Vice President, Manufacturing and Engineering, New BLI
Timothy P. Catlett	49	Senior Vice President, Sales and Marketing, New BLI
Catherine F. Higgins	53	Vice President, Human Resources, BPI
Christine Mundkur	36	Senior Vice President, Quality and Regulatory Counsel, New BLI
      See “Proposal No. 1 — Election of Directors — Information on Director Nominees” for a description of the recent business experience of Messrs. Downey and Bisaro and Dr. Ben-Maimon.
      William T. McKee joined the Company in January 1995 as Director of Finance and was appointed Treasurer in March 1995. In September 1996 he was appointed Chief Financial Officer and was later appointed a Vice President in December 1997 and a Senior Vice President in December 1998. Prior to joining Barr, Mr. McKee served as Vice President, Finance for a software development company and held management positions in the accounting firms of Deloitte & Touche LLP and Gramkow & Carnevale, CPAs.
      Frederick J. Killion joined the Company in March 2002 as Senior Vice President and General Counsel. Mr. Killion also serves as Corporate Secretary. Mr. Killion joined Barr from the law firm of Winston & Strawn, where he had served as a capital partner since 1999. Prior to joining Winston & Strawn in 1990, Mr. Killion was a partner in the law firm of Bishop, Cook, Purcell and Reynolds where he began as an associate in 1982. Bishop, Cook, Purcell and Reynolds merged with Winston & Strawn in 1990.
      Salah U. Ahmed joined the Company in 1993 as Director of Research and Development. Dr. Ahmed was named Vice President, Product Development in September 1996 and Senior Vice President, Product Development in October 2000. Before joining Barr, Dr. Ahmed was a Senior Scientist with Forest Laboratories from 1989 to 1993.
      Michael J. Bogda joined the Company in October 2000 as Vice President of Validation and Technical Services and was promoted to Senior Vice President, Manufacturing and Engineering in September 2001.

Prior to joining Barr, Mr. Bogda was employed by Copley Pharmaceuticals where he was Vice President — Operations and Facility General Manager from 1995-2000.
      Timothy P. Catlett joined the Company in February 1995 as Vice President, Sales and Marketing. In September 1997, Mr. Catlett was appointed Senior Vice President, Sales and Marketing. From 1978 through 1993, Mr. Catlett held a number of positions with the Lederle Laboratories division of American Cyanamid including Vice President, Cardiovascular Marketing.
      Catherine F. Higgins joined the Company as Vice President, Human Resources in 1991 and became Senior Vice President, Human Resources in September 2001. Prior to joining Barr, Ms. Higgins served as Vice President, Human Resources for Inspiration Resources Corporation.
      Christine Mundkur joined the Company in 1993 as Associate Counsel. In September 1997 Ms. Mundkur became Director of Regulatory Affairs and Regulatory Counsel. In September 1998 she became Vice President, Quality and Regulatory Counsel and in August 2001 was promoted to Senior Vice President Quality and Regulatory Counsel.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table summarizes annual and long-term compensation for the three fiscal years ended June 30, 2005 awarded to, earned by or paid to our Chief Executive Officer and the four other most highly paid executive officers during the last fiscal year for services rendered to the Company in all capacities.

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Stock
				Other Annual	Options
		Salary(1)	Bonus	Compensation	Granted	Other Annual
Name and Principal Position	Year	($)	($)	(2) ($)	(# Shares)	Compensation

Bruce L. Downey	2005	$1,000,000	$500,000	$—	160,000	152,322	(3)
Chairman and CEO	2004	1,038,461	500,000	—	150,000	131,186
	2003	846,154	500,000	158,445	202,499	—
Paul M. Bisaro	2005	$549,711	$275,000	$—	70,000	83,042	(4)
President and COO	2004	542,019	275,000	—	90,000	81,054
Barr Laboratories	2003	448,077	250,000	90,305	107,999	—
Carole S. Ben-Maimon	2005	$499,711	$250,000	$—	60,000	76,208	(5)
President and COO	2004	490,096	250,000	—	75,000	70,089
Duramed Research	2003	398,077	200,000	78,905	101,249	—
Frederick J. Killion	2005	$424,711	$170,000	$—	30,000	60,133	(6)
Senior Vice President and	2004	413,942	160,000	—	45,000	58,116
General Counsel	2003	339,423	290,000	61,383	13,500	—
William T. McKee	2005	$424,711	$170,000	$—	30,000	59,042	(7)
Senior Vice President CFO	2004	411,154	160,000	—	45,000	56,718
and Treasurer	2003	298,846	150,000	55,793	80,999	—

(1)	Includes amounts deferred by the employee for all years under our Savings and Retirement Plan (“SRP”) and our Excess Savings and Retirement Plan (“ESRP”).

(2)	As permitted by SEC disclosure rules, no amounts are required to be disclosed under this column because none of the named executive officers individually received perquisites and other personal benefits, securities or property having an aggregate value of the lesser of (1) $50,000, or (2) 10% of such executive officer’s salary and bonus for the applicable fiscal year. Notwithstanding those rules, the Company voluntarily disclosed the information for 2003.

(3)	For fiscal 2005 for Mr. Downey, includes (a) the Company’s contributions to the SRP and ESRP aggregating $150,000, and (b) $2,322 in life insurance premiums paid by the Company.

(4)	For fiscal 2005 for Mr. Bisaro, includes (a) the Company’s contributions to the SRP and ESRP aggregating $82,471, and (b) $571 in life insurance premiums paid by the Company.

(5)	For fiscal 2005 for Dr. Ben-Maimon, includes (a) the Company’s contributions to the SRP and ESRP aggregating $74,971, and (b) $1,237 in life insurance premiums paid by the Company.

(6)	For fiscal 2005 for Mr. Killion, includes (a) the Company’s contributions to the SRP and ESRP aggregating $58,533, and (b) $1,600 in life insurance premiums paid by the Company.

(7)	For fiscal 2005 for Mr. McKee, includes (a) the Company’s contributions to the SRP and ESRP aggregating $58,471 and (b) $571 in life insurance premiums paid by the Company.
Option Grants in the Last Fiscal Year
      The following table sets forth certain information concerning all grants of stock options to the Named Officers during the fiscal year ended June 30, 2005. These options are included in the Summary Compensation Table above. All options were granted at fair market value under the 2002 Stock Incentive Plan and have ten-year terms. The rules of the SEC require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. They are not our estimate or projection of future stock prices.

	Individual Grants(1)
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Per Share		Option Term
	Options	Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

Bruce L. Downey	160,000	10.92%	$35.01	8/4/2014	$3,522,816	$8,927,508
Paul M. Bisaro	70,000	4.78	$35.01	8/4/2014	$1,541,232	$3,905,785
Carole S. Ben-Maimon	60,000	4.10	$35.01	8/4/2014	$1,321,056	$3,347,815
Frederick J. Killion	30,000	2.05	$35.01	8/4/2014	$660,528	$1,673,908
William T. McKee	30,000	2.05	$35.01	8/4/2014	$660,528	$1,673,908

(1)	Consists of options granted under our 2002 Stock Incentive Plan, as amended. All options listed were granted on August 4, 2004 and were scheduled to vest ratably over three years.
Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information about the value realized on option exercises for each of the Named Officers during the fiscal year ended June 30, 2005, and the value of their unexercised options at June 30, 2005.

			Number of Shares		Value of Unexercised
			Subject to Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)(2)
	Acquired on	Value
Name	Exercise	Realized(1) ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce L. Downey	0	0	1,090,283	327,497	$32,666,395	$4,320,991
Paul M. Bisaro	10,000	438,867	539,169	165,998	14,715,028	2,127,652
Carole S. Ben-Maimon	0	0	261,244	143,748	5,085,380	1,880,484
Frederick J. Killion	0	0	87,000	109,500	1,456,558	1,538,083
William T. McKee	46,000	1,703,924	246,821	86,998	5,133,113	1,195,682

(1)	The dollar value is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or year-end.

(2)	“In-the-money” means the market price of the common stock is greater than the exercise price of the option on the date specified.

Equity Compensation Plan Information
      The following table sets forth information as of June 30, 2005 with respect to compensation plans approved by the Company’s stockholders under which our equity securities are authorized for issuance. In our merger with Duramed, we assumed stock option plans that were approved by Duramed’s stockholders but not subsequently approved by our stockholders. Other than those assumed Duramed plans, we do not have any equity compensation plans that have not been approved by our stockholders. While we will honor our obligations with respect to outstanding option grants under the Duramed plans, we will not make any future option grants under those plans (as reflected in column (c) below, no options remain available for grant under those Duramed plans). A description of the Duramed plans is set forth in Item 14 in the Notes to the Consolidated Financial Statements section of the Company’s most recent Form 10-K filed September 13, 2005 with the SEC and is incorporated herein by reference.

			Number of
			Securities
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Securities	Weighted-Average	Compensation Plans
	to Be Issued Upon	Exercise Price of	(Excluding
	Exercise of	Outstanding	Securities Reflected
Plan Category	Outstanding Option(a)	Options(b)	in Column(a))(c)

Equity compensation plans approved by security holders	8,712,191	$29.01	5,375,751
Equity compensation plans not approved by security holders	543,176	$10.97	—

Total	8,851,079	$28.73	5,375,751

Compensation Committee Report on Executive Compensation
      Pursuant to its charter, the Compensation Committee’s responsibilities include developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company. The Compensation Committee also administers the stock option and stock incentive plans and approves grants of stock options and other incentives under those plans.
      Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including: compensation paid by other business organizations of comparable size in the same industry and related industries; profitability; the attainment of annual individual and business objectives; an assessment of individual contributions relative to others; and historic compensation awards.
      The Committee compares or benchmarks the Company’s compensation program with that of other pharmaceutical companies of comparable size and stature to the Company that we consider our peer group. However, the Committee does not rely exclusively on statistical compilations. The Committee uses the peer group data to ensure that the executive compensation program of the Company as a whole is within the mean range of comparative pay of the peer group companies within the Company’s targeted performance levels.
      The compensation for the chief executive officer and all other members of senior management consists of three key elements: base salary, cash bonuses and incentive stock awards tied to performance objectives. The Committee determined base salaries based on a variety of factors, including level of responsibility, individual and Company performance for fiscal 2005, market conditions and pay at the peer group companies. In making the determination of cash bonuses for the executive officers, the Committee utilized the same factors as it applied in the determination of base salaries. These cash bonuses are based on bonus target amounts expressed as a percentage of base salary. Executive officers of the Company also receive incentive stock options on an annual basis. These options generally have a term of 10 years and are subject to a three-year ratable vesting schedule. In determining the incentive stock option awards for the executive officers, the Committee considered the level of options granted by the peer group companies and the number of options granted to such executive officers in the previous year. In establishing Mr. Downey’s compensation for fiscal 2005, the Committee applied the principles outlined above. Specifically, we compared the Company’s performance with that of our peer group companies, including product approvals and launches, EPS growth, economic value added, market value added and total shareholder return. After considering the data collectively, the Committee made a subjective determination regarding Mr. Downey’s compensation rather than assigning these performance measures relative weights or values. The Committee also considered Mr. Downey’s accomplishments of objectives that the Company had established for fiscal 2005. The Committee noted that under Mr. Downey’s leadership, the Company filed 3 new drug applications and 9 abbreviated new drug applications with the FDA, received 11 approvals for generic products and 1 approval for proprietary products and launched 7 new products. Other milestones achieved by the Company during fiscal 2005 under Mr. Downey’s leadership were the settlement of the Niaspan® patent challenge with Kos Pharmaceuticals, Inc. and the Company’s investment with PLIVA in the development of a generic biopharmaceutical version of G-CSF.
      Mr. Downey’s annual salary and target bonus for fiscal 2005 remained at $1,000,000 and 50% percent respectively. He also received 160,000 shares of common stock of the Company.
      The Committee set the total compensation packages for all other executive officers based on the same principles applied in establishing Mr. Downey’s compensation as well as the recommendations of Mr. Downey.
  Policy On Deductibility Of Compensation
      Section 162(m) of the Internal Revenue Code generally limits the income tax deduction that a publicly-traded corporation may take for compensation paid in any tax year to any executive officer named in the Summary Compensation Table to $1,000,000. Generally speaking, neither compensation that qualifies as “performance-based compensation” under the Code, nor compensation that is deferred until termination of employment, is subject to this deduction limit. This limit has not had a material effect on the Company to date.
      The Company has the right under its employment agreement with Mr. Downey to defer the payment of his bonus awards to the extent that they would otherwise be non-deductible by the Company as a result of Code Section 162(m), and the Company has exercised this right with respect to a portion of Mr. Downey’s bonus award for the Company’s 2003 and 2004 fiscal years. The Company is also implementing elective salary and bonus deferral arrangements that may likewise help to mitigate the potential impact of Section 162(m) in the future.
      At the 2002 Annual Meeting, the stockholders of the Company approved the 2002 Stock and Incentive Award Plan, which authorizes the Committee, in its discretion, to make stock-based awards and cash awards that qualify as “performance-based compensation” under the Code, as well as awards that do not so qualify. The Committee believes that the vast majority of awards that have been made to the Named Officers to date under the 2002 Plan and its predecessor, the 1993 Stock Incentive Plan, qualify as “performance-based compensation” that is not subject to the deduction limit of Section 162(m).
      The Committee’s primary objective is to pay compensation on terms that will best achieve the Company’s business goals. If the Committee determines that it can readily accomplish this objective without loss of deductibility pursuant to Section 162(m), then it will generally endeavor to do so. Otherwise, it may pay compensation that is not deductible under Section 162(m).
THE COMPENSATION COMMITTEE

Harold N. Chefitz, Chairman
Richard R. Frankovic
James S. Gilmore III
George P. Stephan
Peter R. Seaver

Employment Agreements

Bruce L. Downey
      On October 24, 2002, we entered into an Amended and Restated Employment Agreement with Bruce Downey under which he serves as our Chief Executive Officer. The employment agreement contains a provision that automatically extends its terms for successive one-year periods unless one party gives notice to the other party at least 12 months prior to the scheduled termination date of its desire to terminate the agreement. Mr. Downey’s employment agreement was set to terminate on August 8, 2005, but will automatically extend for another one-year period since neither party gave the other party such notice on or prior to August 8, 2005. Under the agreement, Mr. Downey is paid a base salary, presently $1,000,000 for fiscal 2005, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Downey is also entitled to the business and personal use of an automobile at our expense.
      If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Downey for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to up to three times the sum of (1) his highest base salary and (2) an average bonus amount (such amount, “Annual Cash Compensation”). If the termination occurs after Mr. Downey attains the age of 65 but before 70, the payment shall be equal to two times his Annual Cash Compensation, and if after 70 the payment shall be equal to his Annual Cash Compensation. Unless termination occurs after Mr. Downey has attained the age of 70, the payment of a portion of any severance payment will be conditioned on Mr. Downey not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. Downey will be entitled to a non-renewal payment equal to two times his Annual Cash Compensation (unless Mr. Downey has attained the age of 70 prior to the scheduled terminate date, in which case the payment shall be equal to his Annual Cash Compensation). If any compensation to Mr. Downey under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Downey in an amount sufficient to cover any such taxes.
      Mr. Downey has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

Paul M. Bisaro
      On October 24, 2002, we entered into an Amended and Restated Employment Agreement with Paul Bisaro under which he serves as President and Chief Operating Officer of Barr Laboratories, Inc. The employment agreement contains a provision that automatically extends the term for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the scheduled termination date of its desire to terminate the agreement. Mr. Bisaro’s employment agreement was set to terminate on August 8, 2005, but was automatically extended for another one-year period since neither party gave the other party such notice on or prior to February 8, 2005. Under the agreement, Mr. Bisaro is paid a base salary, presently $550,000 for fiscal 2005, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Bisaro is also entitled to the business and personal use of an automobile at our expense.
      If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Bisaro for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2.5 times his Annual Cash Compensation. The payment of a portion of any severance payment will be conditioned on Mr. Bisaro not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, and Mr. Bisaro performs the transition duties and responsibilities set forth in the non-renewal notice for a period not to exceed 90 days and thereafter terminates the agreement for Good Reason prior to the scheduled termination date (such non-renewal combined with the required performance by Mr. Bisaro constitutes Good Reason), Mr. Bisaro will be entitled to a payment equal to 1.25 times his Annual Cash Compensation. If we elect not to renew the agreement at any time and Mr. Bisaro does not thereafter elect to terminate the agreement for Good Reason, as specified above, Mr. Bisaro will be entitled to a payment equal to his Annual Cash Compensation, provided that he serves out the balance of his term and complies with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. If any compensation to Mr. Bisaro under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Bisaro in an amount sufficient to cover any such taxes.
      Mr. Bisaro has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

Carole S. Ben-Maimon
      On October 24, 2002, we entered into an Amended and Restated Employment Agreement with Carole Ben-Maimon under which she serves as the President of Duramed Research, Inc., responsible for directing, managing and overseeing all new proprietary drug discovery and development studies and activities, including clinical trials and medical and regulatory affairs related to such activities. The employment agreement contains a provision that automatically extends its terms for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the scheduled termination date of its desire to terminate the agreement. Dr. Ben-Maimon’s employment agreement was set to terminate on August 19, 2005, but was automatically extended for another one-year period since neither party gave the other party such notice on or prior to February 19, 2005. Under the agreement, Dr. Ben-Maimon is paid a base salary, presently $500,000 for fiscal 2005, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of her base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of her base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Dr. Ben-Maimon is also entitled to the business and personal use of an automobile at our expense, and we have agreed to pay the costs of her medical malpractice insurance premiums, not to exceed $15,000 in any year.
      If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Dr. Ben-Maimon for Good Reason, as defined in the agreement, she will be entitled to a severance payment equal to 2.5 times her Annual Cash Compensation. The payment of a portion of any severance payment will be conditioned on Dr. Ben-Maimon not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, and Dr. Ben-Maimon performs the transition duties and responsibilities set forth in the non-renewal notice for a period not to exceed 90 days and thereafter terminates the agreement for Good Reason prior to the scheduled termination date (such non-renewal combined with the required performance by Dr. Ben-Maimon constitutes Good Reason), Dr. Ben-Maimon will be entitled to a payment equal to 1.25 times her Annual Cash Compensation. If we elect not to renew the agreement at any time and Dr. Ben-Maimon does not thereafter elect to terminate the agreement for Good Reason, as specified above, Dr. Ben-Maimon will be entitled to a payment equal to her Annual Cash Compensation, provided that she serves-out the balance of her term and complies with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. If any compensation to Dr. Ben-Maimon under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Dr. Ben-Maimon in an amount sufficient to cover any such taxes.

      Dr. Ben-Maimon has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

Frederick J. Killion
      On February 19, 2003, we entered into an Amended and Restated Employment Agreement with Frederick Killion under which he serves as our Vice President, General Counsel and Corporate Secretary, responsible for managing and supervising the day-to-day legal affairs of the Company, including managing and supervising internal and external counsel. Mr. Killion’s employment agreement is set to terminate on February 19, 2006, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Neither party gave the other party such notice on or prior to August 19, 2005. Under the agreement, Mr. Killion is paid a base salary, presently $425,000 for fiscal 2005, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Killion is also entitled to the business and personal use of an automobile at our expense.
      If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Killion for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. Killion will be entitled to a non-renewal payment equal to his Annual Cash Compensation, provided that he serves-out the balance of his term and complies with the confidentiality obligations that survive termination of the agreement.
      Mr. Killion has agreed to keep confidential certain information during the term of the agreement and thereafter.

William T. McKee
      On February 19, 2003, we entered into an Amended and Restated Employment Agreement with William McKee under which he serves as our Vice President, Chief Financial Officer and Treasurer. Mr. McKee’s employment agreement is set to terminate on February 19, 2006, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Neither party gave the other party such notice on or prior to August 19, 2005. Under the agreement, Mr. McKee is paid a base salary, presently $425,000 for fiscal 2005, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. McKee is also entitled to the business and personal use of an automobile at our expense.
      If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. McKee for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. McKee will be entitled to a non-renewal payment equal to his Annual Cash Compensation, provided that he serves-out the balance of his term and complies with the confidentiality obligations that survive termination of the agreement.
      Mr. McKee has agreed to keep confidential certain information during the term of the agreement and thereafter.

BARR STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total stockholder returns on the Company’s common stock for the last five fiscal years with the cumulative total return of the Standard & Poor’s Pharmaceutical Index and the Standard & Poor’s 500 Composite Index over the same period, assuming an investment of $100 in the common stock, the S&P Pharmaceutical Index and the S&P 500 Composite Index on June 30, 2000, and reinvestment of dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.
Comparison of 5 Year Cumulative Total Return*
Among Barr Pharmaceuticals, Inc., the S&P 500 Index
and the S&P Pharmaceuticals Index

*	$100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Company/Index Name	2000	2001	2002	2003	2004	2005

Barr Pharmaceuticals, Inc.	$100.00	$154.42	$141.77	$219.24	$169.20	$244.72
S&P Pharmaceutical Index(1)	$100.00	$85.17	$69.85	$70.03	$83.41	$88.68
S&P 500 Index	$100.00	$89.57	$74.62	$80.84	$80.05	$76.43

(1)	The S&P Pharmaceutical Index was formerly known as the S&P Health Care Drugs Index. The components of the index remained the same after the name change.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      During the fiscal year ended June 30, 2005, we sold certain of our pharmaceutical products and bulk pharmaceutical materials in the amount of $10,149,000 to companies owned or controlled by Dr. Bernard C. Sherman, our second largest stockholder and a director until October 24, 2002. We also purchased bulk pharmaceutical materials from a company owned or controlled by Dr. Sherman in the amount of $5,575,000. As of June 30, 2005, our accounts receivable included $1,451,000 due from such companies and our accounts payable included $1,163,000 due to such companies.
      In August 1995, we entered into an agreement with a company owned by Dr. Sherman to, among other things, share litigation and related costs in connection with our multi-year Fluoxetine patent challenge. For the year ended June 30, 2005, we recorded $77,000 in connection with such agreement as a reduction to our operating expenses. In accordance with the agreement, in return for sharing our costs since 1995, Dr. Sherman’s company was entitled to share the profits, as defined, which we earned on the sale of Fluoxetine. Included in our cost of sales for the year ended June 30, 2005 is approximately $1,027,000 for the related party’s share of the profit from the sale of Fluoxetine. We also recorded $216,000 in revenue from royalties on a product marketed and sold by such companies. We believe that these transactions were negotiated at arms-length and on terms that approximate amounts that we would have obtained with unaffiliated third parties.
OTHER MATTERS
Stockholder Proposals for the 2006 Annual Meeting
      Under SEC rules, any stockholder who intends to present a proposal at the Company’s next annual meeting of stockholders must submit the proposal to the Company at our principal executive offices no later than June 5, 2006, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement and proxy for that meeting. Our principal executive offices are located at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and any such proposals must be addressed to the attention of the Secretary.
      Alternatively, stockholders may introduce certain types of proposals that they believe should be voted upon at the 2006 Annual Meeting of Stockholders or nominate persons for election to the Board of Directors. Under the Company’s By-laws, notice of any such proposal or nomination must be provided in writing to our Corporate Secretary no later than August 5, 2006 and not before July 6, 2006. However, if the date of the 2006 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment or postponement) by more than 70 days from the anniversary of the 2005 Annual Meeting, then such notice must be delivered not earlier than the close of business on the 120th day prior to the 2006 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2006 Annual Meeting or the 10th day after the date of the 2006 Annual Meeting is publicly announced. Notwithstanding the provisions discussed above, if the number of directors to be elected to the Board at the 2006 Annual Meeting is increased, and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the 2005 Annual Meeting, a stockholder’s notice will be considered timely with respect to the additional directorships only if it is received not later than the close of business of the 10th day after the Company first announces the additional nominees.
      Stockholders wishing to make such proposals or nominations in addition must satisfy other requirements under the Company’s By-laws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder. Notices of intention to present proposals or nominations should be sent to the Company’s principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
      If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may only deliver one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company by telephone at 1-800-BARRLABS or by submitting a written request to Ms. Carol A. Cox, Vice President, Investor Relations and

Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Annual Report and Additional Materials
      Our Annual Report for the fiscal year ended June 30, 2005 is being distributed with this Proxy Statement. Additional copies of our Annual Report may be obtained without charge upon written or oral request to Barr Pharmaceuticals, Inc., Attention: Carol A. Cox, Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, or by phoning 1-201-930-3300 and asking for Ms. Cox.
Other Business
      Our Board of Directors does not currently intend to bring any other business before the Annual Meeting, and is not aware of any other business to be brought before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

Frederick J. Killion
Corporate Secretary

BARR PHARMACEUTICALS, INC.
EMPLOYEE STOCK PURCHASE PLAN*
      1.     Purpose. The purpose of the Plan is to provide eligible employees the opportunity to purchase Common Stock on a basis that qualifies for the tax treatment prescribed by section 423 of the Code.
      2.     Definitions. The following terms, when used in the Plan, shall have the following meanings:

(a) “Base Compensation” means an employee’s regular base salary received during an offering period as determined under the Code for computing taxes for FICA purposes, and shall include contributions made by the Company or a Subsidiary pursuant to a salary reduction agreement under any plan qualified under section 401(k) of the Code or any cafeteria plan under Code section 125, but shall exclude any bonuses, commissions, overtime pay, fringe benefits, stock options and other special compensation received by such employee.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

(d) “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 3(a) below.

(e) “Common Stock” means common stock of the Company, par value $.0l per share.

(f) “Company” means Barr Pharmaceuticals, Inc., a Delaware corporation, its successors and assigns. However, with respect to any period prior to the merger of Barr Laboratories, Inc., a New York corporation, into Barr Pharmaceuticals, Inc., a Delaware corporation, on December 31, 2003, the “Company” means Barr Laboratories, Inc., a New York corporation.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h) “Fair Market Value” on a particular date means as follows:

(i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

(ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange; or

(iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a share of Common Stock on such date in the over-the-counter market, as reported by the NASDAQ Stock Market, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

      * Includes Section 4(a) as proposed to be approved by stockholders at the 2005 Annual Meeting of Stockholders.

(iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.
      (i) “General Counsel” means the General Counsel of the Company serving from time to time.
      (j) “Plan” means the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan set forth in these pages, as amended from time to time.
      (k) “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.
      (1) “Section 16 Person” means a person subject to section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
      (m) “Subsidiary” means a subsidiary as defined in section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.
      3.     Administration.
      (a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be a “non-employee director”, as defined in SEC Rule 16b-3. Notwithstanding the foregoing, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to individuals who are not Section 16 Persons at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee.
      (b) Subject to the express provisions of the Plan, the powers of the Committee include having the authority, in its discretion, to:

(i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

(ii) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.
      (c) The interpretation by the Committee of the terms and provisions of the Plan and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.
      (d) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.
      4.     Stock Subject to the Plan.
      (a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is two million five hundred eighteen thousand seven hundred and fifty (2,518,750) shares.
      (b) If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.
      (c) In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the price of the current offering; provided that any such adjustments shall be consistent with sections 423 and 424 of the Code.
      (d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Common Stock. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock, equal to the number of such shares then subject to options under this Plan, to be issued or transferred to, or acquired by, a grantor trust for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate shall not be exercisable at that time. No fractional shares of Common Stock shall be issued or sold under the Plan.
      5.     Eligibility. All employees of the Company and such Subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan, in accordance with such rules as the Committee may prescribe from time to time; provided, however, that (a) such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, section 423(b)(3), (4) and (8) thereof), (b) no employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or if he or she has been employed by the Company or a participating Subsidiary for less than one year, unless the Committee determines otherwise on a uniform and non-discriminatory basis, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options (whether or not such options qualify for the special tax treatment afforded by Code section 421(a)) shall be treated as stock owned by the employee; and (d) all participating employees shall have the same rights and privileges except as otherwise permitted by section 423(b)(5) of the Code.
      6.     Offerings; Participation. The Company may make offerings of up to 27 months’ duration each, to eligible employees to purchase Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. The duration and commencement date of any offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, a new offering shall commence on the first day of the Company’s first payroll period coinciding with or next following each January 1 and July 1 after the effective date of this Plan and shall extend until the date immediately preceding the date on which the next offering commences. Subject to such rules, procedures and forms as the Committee may prescribe, an eligible employee may participate in an offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose up to a maximum of ten percent (10%) of his Base Compensation. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions from all sources in any offering exceed ten percent of his Base Compensation. The Committee may at any time suspend or accelerate the completion of an offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a Change in Control as defined in the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan as amended effective as of December 31, 2003. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the approval of any governmental authority the General Counsel of the Company determines is required in connection with the authorization, issuance or sale of such Common Stock.

      7.     Deductions.
      (a) The Company will maintain payroll deduction accounts for all participating employees, and shall credit such accounts with interest at such rate (if any) as the Committee may from time to time determine. All employee contributions shall be credited to such accounts. Unless the Committee determines otherwise, interest shall be credited to the average daily balance in each employee’s payroll deduction account at the end of each offering period at the Applicable Federal Short-Term Rate in effect under section 1274(d) of the Code at the inception of such offering period. Funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose.
      (b) At such times as the Committee may permit and subject to such rules, procedures and forms as the Committee may prescribe, an employee may increase, decrease or suspend his payroll deduction during an offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering. However, an employee may at any time waive in writing the right to decrease or suspend his payroll deduction or withdraw from participation in an offering, and any such waiver shall be irrevocable with respect to such offering when filed with the Company.
      (c) No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(3)(iv)(E)(2) as adopted in T.D. 9169 or a successor Treasury Regulation) during the six months after the Employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code. The foregoing sentence shall not apply if and to the extent that the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.
      (d) Any balance remaining in any employee’s payroll deduction account at the end of an offering period will be carried forward into the employee’s payroll deduction account for the following offering period. In no event will the balance carried forward, exclusive of accrued interest (if any) not then credited to the participant’s account, be equal to or greater than the purchase price of one share of Common Stock as determined under section 8(c) below. Any excess shall be refunded to the participant. Upon termination of the Plan, all amounts in the accounts of participating employees shall be carried forward into their payroll deduction account under a successor plan, if any, or refunded to them, as the Committee may decide.
      (e) In the event of the termination of a participating employee’s employment for any reason, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary under the Company’s basic group life insurance program.
      8.     Purchase; Limitations.
      (a) Within the limitations of section 8(d) below, each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his payroll deduction account at the end of such offering can purchase.
      (b) As of the last day of the offering period, the payroll deduction account of each participating employee shall be totalled. Subject to the provisions of section 7(b) above and 8(d) below, if such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the price determined under section 8(c) below; such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s registrar or transfer agent will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. The Committee may require that, in lieu of being issued or transferred in the name of the employee, shares purchased under the Plan by a participating employee be issued or transferred, directly or indirectly, in street name or otherwise (including in the name of a nominee), to a Company-designated custodian on behalf of the employee. Notwithstanding any provision of the Plan to the contrary, the Committee may but need not permit fractional shares to be purchased under the Plan.
      (c) Unless the Committee determines before the effective date of an offering that a higher price that complies with section 423 of the Code shall apply, the purchase price of the shares of Common Stock which are to be sold under the offering shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.
      (d) In addition to any other limitations set forth in the Plan, (i) no employee may purchase in any offering period more than the number of shares of Common Stock determined by dividing the employee’s annual Base Compensation as of the first day of the offering period, or $25,000, whichever is less, by the Fair Market Value of a share of Common Stock at such day, and (ii) no employee may be granted an option under the Plan which permits his rights to purchase stock under the Plan, and any other stock purchase plan of the Company and its parent and subsidiaries corporations that is qualified under the section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an offering period in accordance with section 423(b)(5) of the Code.
      9.     No Transfer.
      (a) No option, right or benefit under the Plan (including without limitation any derivative security within the meaning of paragraph (c) of SEC Rule 16a-1) may be transferred by a participating employee, whether by will, the laws of descent and distribution or otherwise, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.
      (b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the participating employee or in the name of a Company-designated custodian or its nominee on behalf of the employee or, if the Committee so permits and such employee so indicates on a form or by other means approved for this purpose by the Committee, in his or her name jointly with a member of his or her family, with right of survivorship. If the Committee so permits, an employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have book entry accounts maintained and certificates registered in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.
      (c) The Committee may require that shares purchased under the Plan remain on deposit with a Company-designated custodian for such period of time, in no event to exceed two years after the purchase of such shares, on such terms and subject to such conditions as the Committee may determine for the purpose of facilitating the Company’s compliance with its federal income tax reporting obligations; provided that the custody arrangement does not prevent the employee from selling or voting the shares while they are on deposit with the custodian.
      10.     Effective Date and Duration of Plan. The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company thereafter approve it either (i) at a duly held stockholders’ meeting or (ii) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of Section 505 of the New York Business Corporation Law. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.
      11.     Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of State law and the New York Stock Exchange, the Plan may be amended by the Board of Directors at any time and in any respect, provided that, without stockholder approval, no amendment shall (a) materially increase the benefits accruing to Section 16 Persons who are participants under the Plan,

(b) increase the aggregate number of shares which may be issued under the Plan within the meaning of Treasury Regulation section 1.423-2(c)(4), (c) materially increase the number of securities which may be issued to Section 16 Persons under the Plan, or (d) materially modify the requirements as to eligibility for participation in the Plan by Section 16 Persons. The Plan may also be terminated at any time by the Board of Directors.
      12.     General Provisions.
      (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.
      (b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her or to a custodian or nominee on his or her behalf.
      (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any participant.
      (d) The Plan shall be governed by and construed under the laws of the State of Delaware, without giving effect to the principles of conflicts of laws of that State.
      (e) The Plan and each offering under the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Transactions under the Plan are also intended to qualify for exemption under SEC Rule 16b-3 with respect to Section 16 Persons. Every provision of the Plan shall be administered, interpreted and construed to carry out those intentions, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.
* * *